Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Rami S. Ramadan
          Chief Executive Officer
          Trans World Corporation
          (212) 983-3355

                           TRANS WORLD CORPORATION
                         EXTENDS NOTE EXCHANGE OFFER
                       UNTIL 5:00 P.M., NEW YORK CITY
                           TIME, ON JUNE 26, 2003

     New York, New York - June 10, 2003 - Trans World Corporation (OTC:
TWCP.OB), the owner and operator of three casinos in the Czech Republic, announced today that it has extended the expiration date of the note exchange offer for all of its $20.0 million principal amount of 12% Senior Secured Notes due March 17, 2005 ("Notes") from 5:00 p.m. New York City time, Wednesday, June 11, 2003, to 5:00 p.m. New York City time, Thursday, June 26, 2003, unless otherwise extended pursuant to the terms of the note exchange offer. During this extension of the expiration date, all Notes previously tendered and not withdrawn will remain subject to the note exchange offer, subject to the holder's right to withdraw his or her Notes prior to the revised expiration date.


     At 5:00 p.m. New York City time on June 10, 2003, Notes in the principal amount of $18,450,000 had been tendered for shares of the Company's common stock and Notes in the principal amount of $1,000,000 had been tendered for the Variable Rate Promissory Notes due 2010. Accordingly, as of such date, because less than 100% of the Notes had been tendered for shares of common stock there will be an increase in the number of shares of common stock to be issued to each Noteholder who tendered for common stock by 1,910 shares. Assuming that the results of the note exchange offer do not change as of the revised expiration date, the number of shares of common stock to be issued at the closing of the note exchange offer for each $1,000 principal amount of the Notes will increase from 22,640 to 24,550.

     The Company intends to notify each Noteholder directly of these matters.

     The note exchange offer is subject to a number of conditions set forth in the Company's Prospectus and other note exchange offer materials.

     Questions and requests for assistance with respect to the note exchange offer should be directed to the Company at the address, phone number or e-mail address set forth below.

About Trans World Corporation

     Headquartered in New York City, Trans World Corporation owns and operates three casinos in the Czech Republic. The casinos, which operate under the brand name "American Chance Casinos," showcase themes portraying recognizable eras in American history. Located in border towns, a majority of the Company's clientele come from Germany and Austria, attracted by the casual and exciting atmosphere and high level of personal service.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The note exchange offer is made only through the Prospectus dated May 14, 2003, the Agreement and Plan of Recapitalization and the related Letter of Transmittal which have been mailed to the Noteholders.

                                -More-



Trans World Corporation
Press Release - June 10, 2003
Page 2

Trans World Corporation urges all Noteholders to carefully read the Company's note exchange offer materials which have also been filed with the Securities and Exchange Commission because they contain important information about the note exchange offer. Such materials are available without charge upon request from the Company (write to: Secretary, Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, New York 10017; e-mail to pbenkley@ibetworld.com; or call collect (212) 983-3355) or may be obtained free of charge from the SEC's website (www.sec.gov).

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or the future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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